EXHIBIT 99.1

SigmaTron International, Inc. Announces James J. Reiman Has Been Appointed Chief Financial Officer

ELK GROVE VILLAGE, Ill., Nov. 09, 2021 (GLOBE NEWSWIRE) -- SigmaTron International, Inc. (NASDAQ: SGMA), an electronic manufacturing services (“EMS”) company (the “Company”), announced that James J. Reiman has been elected Chief Financial Officer (“CFO”), Vice President Finance, Treasurer and Secretary of SigmaTron International, Inc. As previously reported on August 20, 2021, Linda K. Frauendorfer announced her retirement as CFO after a 30 year career with the Company.

Mr. Reiman has extensive experience in senior finance roles, manufacturing, international business and SEC reporting. “On behalf of the Board of Directors and the SigmaTron team, I want to welcome Jim to SigmaTron. His experience will assist the Company as it grows and expands,” said Gary R Fairhead, Chief Executive Officer of SigmaTron.

About SigmaTron International, Inc.

Headquartered in Elk Grove Village, Illinois, SigmaTron International, Inc. is an electronic manufacturing services company that provides printed circuit board assemblies and completely assembled electronic products. SigmaTron International, Inc. operates manufacturing facilities in Elk Grove Village, Illinois; Acuna, Chihuahua, and Tijuana Mexico; Union City, California; Suzhou, China, and Biên Hòa City, Vietnam. SigmaTron International, Inc. maintains engineering and materials sourcing offices in Elgin, Illinois and Taipei, Taiwan.

Forward-Looking Statements

Note: This press release contains forward-looking statements, including statements regarding executive officers and succession planning. The forward looking statements in this press release are based on information available at the time the statements are made and/or management’s believe as of that time of the press release with respect to future events.

For Further Information Contact:
SigmaTron International, Inc.
Gary R. Fairhead
1-800-700-9095